The Securities and Exchange Commission
RE:  Maximum Dynamics, Inc.



                          INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Maximum Dynamics, Inc. on Form SB-2 of our report dated January 21, 2002 appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" is such Prospectus.


/s/ Cordovano and Harvey
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Cordovano and Harvey, P.C.
Denver, Colorado
February 25, 2002